UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2012

AAA Public Adjusting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-153679	26-032541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1926 Hollywood Blvd. Suite 100, Hollywood, Florida 33020

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (954) 894-0043

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.    TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

This Current Report on Form 8-K relates to a formerly announced Form 8-K filed by AAA Public Adjusting Group, Inc. (the “Company” or “AAA”) with the Securities and Exchange Commission (“SEC”) filed on December 21, 2011. The Registrant had previously reported that they had entered into a material agreement with Queste Capital for the purchase of stock of AAA which would have resulted in Queste owning 95% of the issued and outstanding shares of common stock.  The Agreement called for the purchase to be made for $300,000 in a subscription agreement, less certain expenses associated with closing. The Agreement called for the execution and payment to be made within 45 days of the date of the Agreement which was completed and entered on December 1, 2011.

The Agreement has not been completed with payments, and the Registrant sent notice to Queste Capital that the Agreement was thus void. AAA has made the request for the return of the escrow shares held at Arizona Escrow & Financial Corporation, which request was received on March 12, 2012 by the escrow agent. The Registrant will announce a separate agreement in the near future with other parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012

AAA Public Adjusting Group, Inc.

By:/s/ Christopher Lombardi
Christopher Lombardi
President and Chief Executive Officer